Exhibit 99.1
SIFCO Industries, Inc.
Unaudited Pro Forma Consolidated Condensed Financial Statements
On June 8, 2007 the Company and its Irish subsidiary, SIFCO Turbine Components Limited (“SIFCO Turbine”), completed the sale of the its industrial turbine engine component repair business (“Industrial”) and certain related assets to PAS Technologies Inc. (“PAS”). PAS completed the acquisition through a wholly-owned Irish subsidiary PAS Turbines Ireland. On May 10, 2006 the Company and SIFCO Turbine completed the sale of the large aerospace portion of its turbine engine component repair business and certain related assets (“Large Aero”) to SR Technics Airfoil Services Limited, a subsidiary of SR Technics (“SRT”).
Historically, the Industrial and Large Aero businesses were both operated in portions of two facilities located in Cork, Ireland, one of which was sold to SRT as part of the Large Aero sale in 2006 and the other is being leased to PAS in conjunction with the Industrial sale. This divestiture of Large Aero in 2006 did not consist of the sale of a discrete, self-contained business unit, but instead consisted of the sale of certain assets and operations that represented a “carved-out” portion (large aerospace only) of the Company’s turbine engine component repair business. Combined, the Industrial and Large Aero businesses constitute essentially all of SIFCO Turbine’s operations.
The accompanying unaudited pro forma consolidated statement of operations for the year ended September 30, 2006, gives effect to the divestitures of both Industrial in 2007 and Large Aero in 2006 as if the divestitures had occurred on the first day of the period presented. The unaudited pro forma consolidated statement of operations is (i) provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the divestiture had occurred on the first day of the period presented, (ii) should not be construed as reflecting management’s views of the likely future operating results of the Company, and (iii) should be read in conjunction with:
•	The accompanying notes to the unaudited pro forma consolidated statement of operations; and

•	The Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-K for the year ended September 30, 2006 and the Company’s quarterly report on Form 10-Q for the six month period ended March 31, 2007.
The Company’s historical consolidated financial statements and notes included in the Company’s quarterly report on Form 10-Q for the six month period ended March 31, 2007 reflect the impact of Industrial and Large Aero in loss from discontinued operations, as more fully explained in Note 10 to such financial statements.
The Company’s unaudited condensed consolidated balance sheet as of March 31, 2007 reflects the Industrial assets that were sold by presenting such assets as held for sale.

SIFCO Industries, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended September 30, 2006

		Pro Forma
	September 30,	Industrial and			September 30, 2006
	2006	Large Aero (A)			Pro Forma

Net sales	$86,989	$18,383	(B	)	$68,606

Cost of goods sold	77,390	19,728	(C	)	57,662
Selling, general and administrative expenses	13,519	2,414	(D	)	11,105
Loss (Gain) on disposal of operating assets	(4,352)	(4,442)	(E	)	90

Total operating expenses	86,557	17,700			68,857

Operating income (loss)	432	683			(251)

Interest income	(124)	(111)	(F	)	(13)
Interest expense	183	145	(G	)	38
Foreign currency exchange gain, net	(144)	(149)	(H	)	5
Other income, net	(978)	(732)	(I	)	(246)

Income (loss) before income tax provision	1,495	1,530			(35)

Income tax provision	535	521	(J	)	14

Net income (loss)	$960	$1,009			$(49)

Net income (loss) per share (basic)	$0.18	$0.19			$(0.01)
Net income (loss) per share (diluted)	$0.18	$0.19			$(0.01)

Weighted-average number of common shares (basic)	5,222	5,222			5,222
Weighted-average number of common shares (diluted)	5,227	5,227			5,227
See notes to unaudited pro forma consolidated statement of operations.

SIFCO Industries, Inc
Notes to Unaudited Pro Forma Consolidated Statement of Operations
A.	These adjustments remove the impact of the Industrial and Large Aero portions of the Company’s turbine engine component repair business from the Company’s consolidated statement of operations.

B.	Adjustment to remove from the Company’s consolidated statement of operations the net sales related to Industrial and Large Aero customers.

C.	Adjustment to remove from the Company’s consolidated statement of operations cost of goods sold related to Industrial and Large Aero portions of the Company’s turbine engine component repair business.

D.	Adjustment to remove from the Company’s consolidated statement of operations selling, general and administrative expenses related to the Industrial and Large Aero portions of the Company’s turbine engine component repair business.

E.	Adjustment to remove from the Company’s consolidated statement of operations gain on disposal of operating assets related to the Industrial and Large Aero portions of the Company’s turbine engine component repair business.

F.	Adjustment to remove from the Company’s consolidated statement of operations interest income related to the Industrial and Large Aero portions of the Company’s turbine engine component repair business.

G.	Adjustment to remove from the Company’s consolidated statement of operations interest expense related to the Industrial and Large Aero portions of the Company’s turbine engine component repair business.

H.	Adjustment to remove from the Company’s consolidated statement of operations foreign currency exchange gain related to the Industrial and Large Aero portions of the Company’s turbine engine component repair business.

I.	Adjustment to remove from the Company’s consolidated statement of operations other income related to the Industrial and Large Aero portions of the Company’s turbine engine component repair business.

J.	Adjustment to remove from the Company’s consolidated statement of operations income tax provision related to the Industrial and Large Aero portions of the Company’s turbine engine component repair business.